                                                                    Exhibit 99.1

(REGIONS FINANCIAL CORP.(SM) LOGO)

Jan. 20, 2006

REGIONS ENDS 2005 WITH STRONG EARNINGS, SUCCESSFULLY COMPLETES MERGER INTEGRATION AND INCREASES DIVIDEND FOR 35TH CONSECUTIVE YEAR

BIRMINGHAM, ALA. - Regions Financial Corporation (NYSE:RF) today announced highlights for the quarter ending Dec. 31, 2005, including:

     - Earnings of 62 cents per share in the fourth quarter of 2005 excluding 7 cents in merger and other charges, up 2 percent linked quarter and 11 percent annually; reported earnings of 55 cents per share which includes merger and other charges (see p. 5 for additional details)

     - Earnings of $2.39 per share for the year ended Dec. 31, 2005, excluding merger and other charges; reported earnings of $2.15 per share

     -    Successful merger execution, with customer base expansion

     -    Higher net interest margin and higher net interest income

     -    Faster core deposit growth

     -    Lower operating expenses

     -    Excellent credit quality

     -    Record year and quarter for Morgan Keegan

SOLID, BROAD-BASED PROGRESS

"Regions' momentum continued in the fourth quarter, wrapping up a transition year of excellent overall progress and good earnings," said Regions President and Chief Executive Officer Jackson W. Moore. "I'm proud of our 2005 achievements and believe the stage is set for further positive change in 2006."

"Fourth quarter's profit improvement was driven by higher net interest income, lower core expenses and strong core deposit growth," Moore noted. "During the period, we also successfully executed the final phase of our bank branch systems conversions which has freed up associates to focus fully on business development and growth. With merger integration behind us, our primary emphasis is on maximizing the franchise's profitability.

"Our accomplishments in 2005 support our belief that Regions has the footprint, business mix, talent and skills to achieve higher long-term returns for our shareholders. We completed the merger integration ahead of schedule and realized our targeted cost saves. And, we made these accomplishments with virtually no negative impact to our customers. Operating leverage was improved--reflecting revenue gains and core cost containment. Outstanding balance sheet management enabled our net interest margin and net interest income to rise. Morgan Keegan, our broker-dealer operation, booked record earnings--even though the fixed income market was less favorable.

"Thanks to our associates for making these successes possible. I am confident that in 2006 our team will build on the successes Regions achieved in 2005."

                               Continued Next Page

Jan. 20, 2006
Page 2


4Q EPS UP 2 PERCENT LINKED QUARTER, UP 11 PERCENT ANNUALLY BEFORE MERGER AND OTHER CHARGES

(See p. 5 for additional details)

Regions' fourth quarter 2005 net income was $254 million, or 55 cents per diluted share, including after-tax merger-related and other costs of $34 million (7 cents per diluted share). This compares to third quarter's 55 cents per diluted share, including 6 cents of merger and other costs, and fourth quarter 2004's 50 cents per diluted share, including 6 cents of merger and other charges. Excluding merger and other charges, per share earnings increased 2 percent linked quarter to 62 cents from 61 cents and were 11 percent above year-ago fourth quarter's 56 cents.

For the full year 2005, Regions earned a record $1 billion, or $2.15 per diluted share, including $115 million (25 cents per diluted share) in after-tax merger-related and other costs. In 2004, Regions reported net income totaling $823.8 million, or $2.19 per diluted share, including $40.5 million (10 cents per diluted share) in after-tax merger-related and other costs. Regions' July 1, 2004, merger with Union Planters Corporation was accounted for as a purchase; therefore, the former Union Planters is only included in 2004 financial data for six months compared to a full 12 months in 2005.

BUILT CUSTOMER BASE WHILE SUCCESSFULLY EXECUTING MERGER INTEGRATION

The third and final round of bank branch conversions took place in the fourth quarter--successfully concluding the merger integration earlier than initially planned.

In 2005, more than 700 legacy Union Planters bank branches were smoothly converted to Regions' customer systems. As a result, Regions ended the year with more than 1,300 bank branches located in 16 states, all of which have common systems and common product offerings that will enhance customer convenience and provide operating efficiencies. Regions grew its customer base throughout this major project. Specifically, new demand deposit accounts opened exceeded accounts closed by approximately 30 percent in 2005 and Regions opened 27 percent more demand deposit accounts in 2005 than in 2004, on a combined basis.

BANKING FRANCHISE GENERATES GOOD CORE DEPOSIT AND NET INTEREST INCOME GAINS

"Regions' banking operations achieved good fourth quarter results despite additional yield curve flattening," Moore said. "Core deposit growth was strong and net interest income continued to increase."

Average community banking deposit growth accelerated to an annualized 12 percent linked quarter. Compared to fourth quarter 2004, average community banking deposits were up 6 percent. Approximately $830 million of the $1.5 billion linked-quarter improvement was due to new account openings and balance additions in areas affected by Hurricane Katrina. Interest-free deposits accounted for the bulk of the increase, continuing third quarter's positive shift in funding mix which benefited Regions' net interest margin. In 2005, Regions grew interest free deposit balances by more than $2 billion.

Taxable equivalent net interest income grew an annualized 4.8 percent linked quarter and 7.7 percent year-over-year fourth quarter. A respective 8 basis point and 25 basis point improvement in the net interest margin to 4.01 percent provided a boost to net interest income.

During the fourth quarter, Regions sold $665 million of investment securities at a $17.6 million loss in combination with an $18 million mortgage servicing rights recapture.

MORGAN KEEGAN REGISTERS RECORD PROFITS IN 2005

"Morgan Keegan achieved outstanding fourth quarter results, lifting full-year 2005 earnings to a record $102 million--22% above 2004's $84 million," Moore said. "And we are anticipating another record year in 2006 based on current market activity."

On a linked quarter basis, fourth quarter revenues rose 5.8 percent (23 percent annualized), to $211 million from $199.4 million. Profits increased to $27 million from third quarter's $24.1 million, or 12 percent. Year-over-year, fourth quarter revenues and earnings were up a respective 4 percent and 13 percent. Fourth quarter 2004's results included a sizable closed-end fund IPO contribution.

                               Continued Next Page

Jan. 20, 2006
Page 3


Morgan Keegan continued to benefit from a broad business mix. Third-to-fourth quarter improvement in fixed income and asset management-related revenues, in particular, more than offset a slowdown in the equity capital markets and trust businesses.

MORTGAGE BANKING AFFECTED BY EQUIFIRST'S MARGIN SLIPPAGE

EquiFirst, Regions' non-conforming mortgage operation, experienced a fourth quarter earnings pullback to $6.1 million from third quarter's record $17.3 million. Origination volume declined approximately $300 million to $2.2 billion, and loan sale volume was also down. But a significant decline in gain on sale margins primarily caused the profit drop. A flat yield curve and industry-wide competitive pressures have created ongoing margin compression. EquiFirst earned $7.3 million in fourth quarter 2004. "Profitability is likely to remain constrained until margins begin to recover," said Moore.

Conforming mortgage earnings jumped to $6.1 million (excluding $18 million mortgage servicing rights reserve recapture) in the fourth quarter from third quarter's $3.5 million (excluding $32 million mortgage servicing rights reserve recapture). Profitability has been helped mainly by a reduction in mortgage servicing rights amortization expense. Origination volume declined to $1.5 billion from $1.7 billion in third quarter 2005.

OPERATING EXPENSES DECLINE

Regions' fourth quarter operating expenses declined to $719 million, or approximately 1.5% linked quarter, annualized, excluding mortgage servicing rights reserve recapture and merger-related and other costs. Including the mortgage servicing rights reserve recapture and merger-related and other costs, non-interest expenses increased $12.9 million linked quarter.

Merger-related cost saves increased to approximately $41.5 million in the fourth quarter, up from third quarter's approximate $40 million. Total 2005 merger savings approximated $135 million--in line with earlier estimates. Full merger integration savings of at least $50 million quarterly should be realized starting first quarter 2006 as the benefit from the final bank branch conversions is realized.

"In 2006, we will actively control operating costs but not to the detriment of needed investment spending," Moore stated. "Operating efficiency improvement, though, remains a major goal. We made headway in 2005, as exemplified by fourth quarter's 60.4% operating efficiency ratio versus a year earlier 62.1%, and expect further improvement this year. And since the merger integration is behind us, there should be no additional merger-related expenses."

CREDIT QUALITY REMAINS EXCELLENT

Credit quality was outstanding in the fourth quarter. On a linked-quarter basis, non-performing assets dropped 7.6 percent to $406.9 million (0.70 percent of loans and other real estate) from $440.5 million at Sept. 30, 2005. Resolution of a single commercial credit largely explained the decline. Non-performing assets were 10% lower than year-end 2004.

Fourth quarter net loan charge-offs were $40.4 million, or an annualized 0.28 percent of average loans. This compares to third quarter's annualized 0.25 percent and year-ago fourth quarter's annualized 0.33 percent. Full year 2005 net charge-offs totaled 0.23 percent of average loans.

After a fourth quarter provision for loan losses of $40 million, Regions' year-end 2005 loan loss allowance totaled $784 million, or 1.34 percent of total loans.

STOCK BUYBACKS AND DIVIDEND INCREASE RETURN EXCESS CAPITAL TO SHAREHOLDERS

During the fourth quarter, Regions repurchased 3.8 million common shares at an average cost of $33.65 per share. This brought full-year 2005 buybacks to 16.6 million shares and leaves authorization to repurchase up to an additional 27.6 million shares of common stock as part of an active capital management program.

As further evidence of Regions' emphasis on returning excess capital to shareholders, on Jan. 19, 2006, the Board of Directors approved a one cent increase in the quarterly common dividend to $0.35 per share,

                               Continued Next Page

Jan. 20, 2006
Page 4


payable on Feb. 15, 2006, to shareholders of record as of Feb. 1, 2006.
This increased dividend marks Regions' 35th consecutive year of dividend increases and 139th consecutive quarter of paying dividends, both going back to the company's formation in 1971.

Regions remained well capitalized at year-end 2005. Tangible stockholders' equity to tangible assets was 6.64 percent, relatively stable compared to the
6.68 percent reported at Sept. 30, 2005.

ABOUT REGIONS FINANCIAL CORPORATION:

Regions Financial Corporation (NYSE: RF), headquartered in Birmingham, Ala., is a full-service provider of retail and commercial banking, trust, securities brokerage, mortgage and insurance products and services. Regions had $84.8 billion in assets as of Dec. 31, 2005, making it one of the nation's top 15 banks. Regions' banking subsidiary, Regions Bank, operates some 1,300 offices and a 1,600-ATM network across a 16-state geographic footprint in the South, Midwest and Texas. Its investment and securities brokerage, trust and asset management division, Morgan Keegan & Company Inc., provides services from over 280 offices. Additional information about Regions, which is a member of both the Forbes and Fortune 500 and has one of the top mortgage companies in the United States, can be found at www.regions.com.

                               Continued Next Page

Jan. 20, 2006
Page 5


RECONCILIATION TO GAAP FINANCIAL MEASURES

In this release, certain information and results are reported excluding significant items affecting financial results. These significant items are included in financial results presented in accordance with generally accepted accounting principles (GAAP). We believe the exclusion of the significant items in expressing earnings provides a meaningful base for period-to-period comparisons. See below for a reconciliation of results excluding significant items to the GAAP results for the periods presented.

($ in millions, except diluted per
share amounts)                               Pre-tax   After-tax   Diluted EPS
----------------------------------           -------   ---------   -----------
FOURTH QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS             $354.7    $254.0       $ 0.55
   Significant items impact:(1)
      Merger and other charges                 (53.3)    (33.9)       (0.07)
      Loss on sale of securities               (17.6)    (12.4)       (0.03)
      Mortgage servicing rights recapture       18.0      12.7         0.03
                                              ------    ------       ------
         Net impact                            (52.9)    (33.6)       (0.07)
                                              ------    ------       ------
   Earnings excluding significant items       $407.6    $287.6       $ 0.62
                                              ======    ======       ======

THIRD QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS             $364.1    $256.6       $ 0.55
   Significant items impact:(1)
      Merger and other charges                 (40.9)    (25.0)       (0.06)
      Loss on sale of securities               (20.7)    (14.4)       (0.03)
      Loss on early retirement of debt         (10.9)     (7.6)       (0.02)
      Mortgage servicing rights recapture       32.0      22.2         0.05
                                              ------    ------       ------
         Net impact                            (40.5)    (24.8)       (0.06)
                                              ------    ------       ------
   Earnings excluding significant items       $404.6    $281.4       $ 0.61
                                              ======    ======       ======

SECOND QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS             $355.8    $248.4       $ 0.53
   Significant items impact:(1)
      Merger and other charges                 (43.8)    (29.6)       (0.06)
      Gain on sale of securities                53.4      37.1         0.08
      Mortgage servicing rights impairment     (53.0)    (36.9)       (0.08)
                                              ------    ------       ------
         Net impact                            (43.4)    (29.4)       (0.06)
                                              ------    ------       ------
  Earnings excluding significant items        $399.2    $277.8       $ 0.59
                                              ======    ======       ======

FIRST QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS             $347.5    $241.6       $ 0.51
   Significant items impact:(1)
      Merger and other charges                 (38.9)    (26.8)       (0.06)
      Loss on sale of securities               (34.0)    (23.6)       (0.05)
      Mortgage servicing rights recapture       35.0      24.3         0.05
                                              ------    ------       ------
         Net impact                            (37.9)    (26.1)       (0.06)
                                              ------    ------       ------
  Earnings excluding significant items        $385.4    $267.7       $ 0.57
                                              ======    ======       ======

FOURTH QUARTER 2004:
GAAP EARNINGS-COMMON SHAREHOLDERS             $343.0    $236.5       $ 0.50
   Significant items impact:(1)
      Merger and other charges                 (35.0)    (26.0)       (0.06)
                                              ------    ------       ------
         Net impact                            (35.0)    (26.0)       (0.06)
                                              ------    ------       ------
   Earnings excluding significant items       $378.0    $262.5       $ 0.56
                                              ======    ======       ======

(1)  Positive/(negative) impact on GAAP earnings.

Operating expense for the quarter ended December 31, 2005 include (in millions) $754.0 of reported non-interest expense less $53.3 of merger-related and other charges plus $18.0 of mortgage servicing rights recapture. Operating expense for the quarter ended September 30, 2005 include (in millions) $741.1 of reported non-interest expense less $40.9 of merger-related and other charges and $10.9 of loss on early retirement of debt plus $32.0 of mortgage servicing rights recapture.

                               Continued Next Page

Jan. 20, 2006
Page 6


                        FINANCIAL HIGHLIGHTS (UNAUDITED)
             (Dollar amounts in thousands, except per share amounts)

                              Three Months Ended                   Year Ended
                                 December 31                       December 31
                             -------------------            ------------------------
                               2005       2004     Change      2005          2004      Change
                             --------   --------   ------   ----------   -----------   ------
Earnings

Net income                   $253,996   $236,460      7%    $1,000,544     $823,765      21%
Net income available to
   common shareholders       $253,996   $236,460      7%    $1,000,544     $817,745      22%

Per share (a):
   Net income                $   0.56   $   0.51     10%    $     2.17     $   2.22      -2%
   Net income-diluted        $   0.55   $   0.50     10%    $     2.15     $   2.19      -2%
   Cash dividends declared   $   0.34   $   0.33      3%    $     1.36     $   1.33       2%

                                        December 31
                                 -------------------------
Financial Condition                  2005          2004      Change
                                 -----------   -----------   ------
Total assets                     $84,785,600   $84,106,438      1%
Loans, net of unearned income    $58,404,913   $57,526,954      2%
Securities                       $11,979,274   $12,616,589     -5%
Total earning assets             $74,237,630   $74,165,944      0%
Total deposits                   $60,378,367   $58,667,023      3%
Stockholders' equity             $10,614,283   $10,749,457     -1%
Stockholders' equity per share   $     23.26   $     23.06      1%

                                              Year Ended
                                             December 31
                                            -------------
Selected Ratios                             2005    2004
                                            -----   -----
Return on average tangible equity           18.80%  18.97%
Return on average stockholders' equity       9.37%  10.91%
Return on average total assets               1.18%   1.23%
Stockholders' equity to total assets        12.52%  12.78%
Allowance for loan losses as a percentage
   of loans, net of unearned income          1.34%   1.31%
Loans, net of unearned income, to
   total deposits                           96.73%  98.06%
Net charge-offs to average loans             0.23%   0.29%

(a) Reflects impact of EITF 03-6 "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," which had no impact on earnings per share for the three months and year ended December 31, 2005, and reduced earnings per share $0.01 per share for the year ended December 31, 2004. EITF 03-6 had no impact on the three months ended December 31, 2004.

For additional information, including supplemental financial information, refer to Regions' Form 8-K filed with the Securities and Exchange Commission on Jan. 20, 2006, or visit Regions' Web site at www.regions.com. Regions' Investor Relations contact is Jenifer Goforth Kimbrough at 205/244-2823; Regions' Media contact is Sonya L. Smith at 205/244-2859.

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

                                       ###

(REGIONS FINANCIAL   FINANCIAL SUPPLEMENT TO FOURTH QUARTER AND YEAR END 2005
CORP.(SM) LOGO)      EARNINGS RELEASE

SUMMARY

Quarterly operating earnings of $0.62 per diluted share

- Excludes merger and other charges of $0.07 per share (see page 2 for additional details), a 2% linked quarter increase and 11% 4Q05 vs. 4Q04 increase

- Annual operating earnings of $2.39 per diluted share, excluding merger and other charges

-    Improved 4Q05 return on tangible equity to 19.34% from year-ago 17.61%

Disciplined balance sheet management results in expanding net interest margin and higher net interest income

- FTE net interest income increased 4.8% linked-quarter, annualized, to $748.6 million and 7.7% year over year 4Q

- Net interest margin increased 8 bps. linked quarter and 25 bps during 2005 to 4.01%

- Favorable change in deposit mix toward low cost deposits as a result of marketing campaigns targeting these products as well as an influx of deposits from Hurricane Katrina-affected areas

- Increase in community banking deposit growth to annualized 12% linked quarter

Fee-based businesses improve profitability

- Record Morgan Keegan quarterly revenues of $211.0 million compared to $199.4 million in the third quarter (profit of $27.0 million vs. third quarter's $24.1 million); Record annual $810.3 million in revenues and $101.7 million profit

- Regions Mortgage profits, excluding MSR recapture, improved to $6.1 million in 4Q05 from $3.5 million in 3Q05 due primarily to a reduction in MSR amortization expense

- EquiFirst profits declined to $6.1 million in 4Q05 compared to a record $17.3 million in 3Q05 as a result of significant contraction in gain on sale margins and lower sales volume

Continued low net charge-offs and improving non-performing assets

-    4Q05 provision for loan losses totaled $40 million

- Net charge-offs in 4Q05 remained at low level of $40.4 million or 28 bps. of average loans, annualized

-    Annual net charge-offs of 23 bps. of average loans in 2005

- Non-performing assets declined 8% to $406.9 million or .70% of loans and other real estate at December 31, 2005, from $440.5 million and 0.75% at September 30, 2005

- Less than $1 million in charge-offs in Hurricane Katrina-impacted portfolio through December 31, 2005

Merger integration completed successfully

- On-target total cost saves of approximately $41 million in the quarter for cumulative $135 million in 2005

- Third and final conversion event involving over 300 branches completed in November

-    Minimal adverse impact on customers measured during conversion events

-    27% growth in demand deposit accounts in 2005, on a combined basis

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2005 EARNINGS RELEASE
PAGE 2


SIGNIFICANT ITEMS AFFECTING EARNINGS
RECONCILIATION TO GAAP FINANCIAL MEASURES

In this document, certain information and results are reported excluding significant items affecting financial results. These significant items are included in financial results presented in accordance with generally accepted accounting principles (GAAP). We believe the exclusion of the significant items in expressing earnings provides a meaningful base for period-to-period comparisons. See below for a reconciliation of results excluding significant items to GAAP results for the periods presented.

       SIGNIFICANT ITEMS AFFECTING REGIONS FINANCIAL CORPORATION EARNINGS
                ($ in millions, except diluted per share amounts)

                                             Pre-tax   After-tax   Diluted EPS
                                             -------   ---------   -----------
FOURTH QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS            $354.7     $254.0       $ 0.55
   Significant items impact:(1)
      Merger and other charges                (53.3)     (33.9)       (0.07)
      Loss on sale of securities              (17.6)     (12.4)       (0.03)
      Mortgage servicing rights recapture      18.0       12.7         0.03
                                             ------     ------       ------
         Net impact                           (52.9)     (33.6)       (0.07)
                                             ------     ------       ------
   Earnings excluding significant items      $407.6     $287.6       $ 0.62
                                             ======     ======       ======
THIRD QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS            $364.1     $256.6       $ 0.55
   Significant items impact:(1)
      Merger and other charges                (40.9)     (25.0)       (0.06)
      Loss on sale of securities              (20.7)     (14.4)       (0.03)
      Loss on early retirement of debt        (10.9)      (7.6)       (0.02)
      Mortgage servicing rights recapture      32.0       22.2         0.05
                                             ------     ------       ------
         Net impact                           (40.5)     (24.8)       (0.06)
                                             ------     ------       ------
   Earnings excluding significant items      $404.6     $281.4       $ 0.61
                                             ======     ======       ======
SECOND QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS            $355.8     $248.4       $ 0.53
   Significant items impact:(1)
      Merger and other charges                (43.8)     (29.6)       (0.06)
      Gain on sale of securities               53.4       37.1         0.08
      Mortgage servicing rights impairment    (53.0)     (36.9)       (0.08)
                                             ------     ------       ------
         Net impact                           (43.4)     (29.4)       (0.06)
                                             ------     ------       ------
   Earnings excluding significant items      $399.2     $277.8       $ 0.59
                                             ======     ======       ======
FIRST QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS            $347.5     $241.6       $ 0.51
   Significant items impact:(1)
      Merger and other charges                (38.9)     (26.8)       (0.06)
      Loss on sale of securities              (34.0)     (23.6)       (0.05)
      Mortgage servicing rights recapture      35.0       24.3         0.05
                                             ------     ------       ------
         Net impact                           (37.9)     (26.1)       (0.06)
                                             ------     ------       ------
   Earnings excluding significant items      $385.4     $267.7       $ 0.57
                                             ======     ======       ======
FOURTH QUARTER 2004:
GAAP EARNINGS-COMMON SHAREHOLDERS            $343.0     $236.5       $ 0.50
   Significant items impact:(1)
      Merger and other charges                (35.0)     (26.0)       (0.06)
                                             ------     ------       ------
         Net impact                           (35.0)     (26.0)       (0.06)
                                             ------     ------       ------
   Earnings excluding significant items      $378.0     $262.5       $ 0.56
                                             ======     ======       ======

(1)  Positive/(negative) impact on GAAP earnings.

Operating expenses for the quarter ended December 31, 2005 include (in millions) $754.0 of reported non-interest expense less $53.3 of merger-related and other charges plus $18.0 of mortgage servicing rights recapture. Operating expenses for the quarter ended September 30, 2005 include (in millions) $741.1 of reported non-interest expense less $40.9 of merger-related and other charges and $10.9 of loss on early retirement of debt plus $32.0 of mortgage servicing rights recapture.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2005 EARNINGS RELEASE
PAGE 3


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION
                                   (UNAUDITED)

($ amounts in thousands)               12/31/05      9/30/05       6/30/05       3/31/05       12/31/04
------------------------             -----------   -----------   -----------   -----------   -----------
Assets:
Cash and due from banks              $ 2,414,560   $ 2,076,344   $ 2,105,962   $ 1,978,199   $ 1,853,399
Interest-bearing deposits in other
   banks                                  92,098        89,253        85,653       126,678       115,018
Securities held to maturity               31,464        31,428        31,284        31,893        31,152
Securities available for sale         11,947,810    11,913,649    12,195,048    12,182,651    12,585,437
Trading account assets                   992,082       814,663       957,368       953,364       928,676
Loans held for sale                    1,531,664     2,054,012     2,080,812     1,976,967     1,783,331
Federal funds sold and securities
   purchased under agreement to
   resell                                710,282       607,756       603,594       521,093       717,563
Margin receivables                       527,317       513,339       549,298       551,075       477,813
Loans                                 58,591,816    58,535,410    58,533,182    58,169,485    57,735,564
Unearned income                         (186,903)     (179,524)     (194,238)     (204,982)     (208,610)
                                     -----------   -----------   -----------   -----------   -----------
      Loans, net of unearned
         income                       58,404,913    58,355,886    58,338,944    57,964,503    57,526,954
Allowance for loan losses               (783,536)     (783,943)     (758,453)     (760,032)     (754,721)
                                     -----------   -----------   -----------   -----------   -----------
      Net Loans                       57,621,377    57,571,943    57,580,491    57,204,471    56,772,233
Premises and equipment                 1,122,289     1,109,922     1,092,302     1,108,469     1,089,094
Interest receivable                      420,818       383,839       350,938       337,383       345,563
Due from customers on acceptances         22,924        25,784        36,418        41,313        31,982
Excess purchase price                  5,027,044     5,025,964     5,070,026     4,997,232     4,992,563
Mortgage servicing rights                412,008       397,176       371,111       425,180       396,553
Other identifiable intangible
   assets                                314,368       325,933       337,610       344,447       356,880
Other assets                           1,597,495     1,653,609     1,831,183     1,503,217     1,629,181
                                     -----------   -----------   -----------   -----------   -----------
                                     $84,785,600   $84,594,614   $85,279,098   $84,283,632   $84,106,438
                                     ===========   ===========   ===========   ===========   ===========
Liabilities and Stockholders'
   Equity:
Deposits
   Non-interest-bearing              $13,699,038   $12,606,368   $12,200,095   $11,655,721   $11,424,137
   Interest-bearing                   46,679,329    46,858,807    48,670,755    47,931,950    47,242,886
                                     -----------   -----------   -----------   -----------   -----------
      Total Deposits                  60,378,367    59,465,175    60,870,850    59,587,671    58,667,023
Borrowed funds:
   Short-term borrowings:
      Federal funds purchased
         and securities sold under
         agreement to repurchase       3,928,185     4,679,352     3,835,320     4,212,431     4,679,926
      Other short-term borrowings      1,038,094       954,462       921,884     1,240,292     1,315,685
                                     -----------   -----------   -----------   -----------   -----------
            Total Short-term
              Borrowings               4,966,279     5,633,814     4,757,204     5,452,723     5,995,611
   Long-term borrowings                6,971,680     7,207,015     7,285,717     7,153,910     7,239,585
                                     -----------   -----------   -----------   -----------   -----------
      Total Borrowed Funds            11,937,959    12,840,829    12,042,921    12,606,633    13,235,196
Bank acceptances outstanding              22,924        25,784        36,418        41,313        31,982
Other liabilities                      1,832,067     1,617,771     1,585,604     1,402,872     1,422,780
                                     -----------   -----------   -----------   -----------   -----------
      Total Liabilities               74,171,317    73,949,559    74,535,793    73,638,489    73,356,981

Stockholders' equity:
   Common stock                            4,738         4,718         4,709         4,686         4,671
   Surplus                             7,323,483     7,265,841     7,248,899     7,178,669     7,126,408
   Undivided profits                   4,034,905     3,936,657     3,836,716     3,746,113     3,662,971
   Treasury stock                       (581,890)     (453,235)     (311,341)     (176,252)      (29,395)
   Unearned restricted stock             (74,628)      (45,445)      (54,384)      (60,849)      (65,451)
   Accumulated other comprehensive
      income (loss)                      (92,325)      (63,481)       18,706       (47,224)       50,253
                                     -----------   -----------   -----------   -----------   -----------
      Total Stockholders' Equity      10,614,283    10,645,055    10,743,305    10,645,143    10,749,457
                                     -----------   -----------   -----------   -----------   -----------
                                     $84,785,600   $84,594,614   $85,279,098   $84,283,632   $84,106,438
                                     ===========   ===========   ===========   ===========   ===========

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2005 EARNINGS RELEASE
PAGE 4


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                Quarter Ended
($ amounts in thousands, except per      ----------------------------------------------------------
share amounts)                            12/31/05      9/30/05      6/30/05     3/31/05   12/31/04
-----------------------------------      ----------   ----------   ----------   --------   --------
Interest Income:
   Interest and fees on loans            $  953,903   $  917,915   $  864,115   $810,834   $773,574
   Interest on securities:
      Taxable interest income               126,070      124,913      124,931    122,752    123,465
      Tax-exempt interest income              7,706        7,408        6,670      7,016      7,154
                                         ----------   ----------   ----------   --------   --------
      Total Interest on Securities          133,776      132,321      131,601    129,768    130,619
   Interest on loans held for sale           37,798       40,787       39,402     31,180     33,235
   Interest on margin receivables             8,283        7,581        7,167      6,142      5,615
   Income on federal funds sold
      and securities purchased
      under agreement to resell               6,653        6,056        3,539      3,053      2,652
   Interest on time deposits in
      other banks                               384          487          599        435        442
   Interest on trading account
      assets                                  8,363        8,708        8,961     10,564     10,309
                                         ----------   ----------   ----------   --------   --------
      Total Interest Income               1,149,160    1,113,855    1,055,384    991,976    956,446

Interest Expense:
   Interest on deposits                     292,886      270,136      241,813    199,892    173,734
   Interest on short-term
      borrowings                             44,950       42,957       37,931     38,978     37,070
   Interest on long-term borrowings          85,411       83,339       78,928     72,535     68,371
                                         ----------   ----------   ----------   --------   --------
      Total Interest Expense                423,247      396,432      358,672    311,405    279,175
                                         ----------   ----------   ----------   --------   --------
      Net Interest Income                   725,913      717,423      696,712    680,571    677,271
Provision for loan losses                    40,000       62,500       32,500     30,000     45,000
                                         ----------   ----------   ----------   --------   --------
      Net Interest Income After
         Provision for Loan Losses          685,913      654,923      664,212    650,571    632,271

Non-Interest Income:
   Brokerage and investment banking         140,255      131,738      132,179    144,490    145,926
   Trust department income                   30,847       33,673       31,256     31,990     29,824
   Service charges on deposit accounts      129,992      132,924      131,654    123,818    133,381
   Mortgage servicing and origination
      fees                                   33,651       35,284       37,057     39,312     41,227
   Securities (losses) gains, net           (17,609)     (20,717)      53,400    (33,966)       197
   Other                                    105,649      137,410      123,879    125,266    115,988
                                         ----------   ----------   ----------   --------   --------
      Total Non-Interest Income             422,785      450,312      509,425    430,910    466,543

Non-Interest Expense:
   Salaries and employee benefits           436,965      437,951      426,443    437,658    431,953
   Net occupancy expense                     56,558       56,596       56,635     54,284     53,794
   Furniture and equipment expense           34,171       34,104       32,292     32,209     32,427
   (Recapture) impairment of MSR's          (18,000)     (32,000)      53,000    (35,000)        --
   Other                                    244,342      244,472      249,481    244,795    237,667
                                         ----------   ----------   ----------   --------   --------
      Total Non-Interest Expense            754,036      741,123      817,851    733,946    755,841
                                         ----------   ----------   ----------   --------   --------
      Income Before Income Taxes            354,662      364,112      355,786    347,535    342,973

Applicable income taxes                     100,666      107,556      107,435    105,894    106,513
                                         ----------   ----------   ----------   --------   --------
      Net Income                         $  253,996   $  256,556   $  248,351   $241,641   $236,460
                                         ==========   ==========   ==========   ========   ========

Average shares outstanding--
   during quarter                           457,193      459,563      462,913    465,122    465,629
Average shares outstanding--during
   quarter, diluted                         461,651      464,250      468,193    470,759    472,833
Actual shares outstanding--end of
   quarter                                  456,348      458,208      461,559    463,229    466,241
Net income per share                     $     0.56   $     0.56   $     0.54   $   0.52   $   0.51
Net income per share, diluted            $     0.55   $     0.55   $     0.53   $   0.51   $   0.50
Dividends per share                      $     0.34   $     0.34   $     0.34   $   0.34   $   0.33

Taxable equivalent net interest
   income                                $  748,642   $  739,816   $  716,507   $701,106   $695,345

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2005 EARNINGS RELEASE
PAGE 5


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                      Year Ended December 31
                                                     -----------------------
($ amounts in thousands, except per share amounts)      2005       2004 (b)
--------------------------------------------------   ----------   ----------
Interest Income:
   Interest and fees on loans                        $3,546,767   $2,318,684
   Interest on securities:
      Taxable interest income                           498,666      434,009
      Tax-exempt interest income                         28,800       25,319
                                                     ----------   ----------
      Total Interest on Securities                      527,466      459,328
   Interest on loans held for sale                      149,167      118,038
   Interest on margin receivables                        29,173       19,234
   Income on federal funds sold and
      securities purchased under agreement to
         resell                                          19,301        7,701
   Interest on time deposits in other banks               1,905          797
   Interest on trading account assets                    36,596       31,903
                                                     ----------   ----------
      Total Interest Income                           4,310,375    2,955,685

Interest Expense:
   Interest on deposits                               1,004,727      496,627
   Interest on short-term borrowings                    164,816      108,000
   Interest on long-term borrowings                     320,213      238,024
                                                     ----------   ----------
      Total Interest Expense                          1,489,756      842,651
                                                     ----------   ----------
      Net Interest Income                             2,820,619    2,113,034

Provision for loan losses                               165,000      128,500
                                                     ----------   ----------
      Net Interest Income After Provision for Loan
         Losses                                       2,655,619    1,984,534

Non-Interest Income:
   Brokerage and investment banking                     548,662      535,300
   Trust department income                              127,766      102,569
   Service charges on deposit accounts                  518,388      418,142
   Mortgage servicing and origination fees              145,304      128,845
   Securities (losses) gains                            (18,892)      63,086
   Other                                                492,204      414,489
                                                     ----------   ----------
      Total Non-Interest Income                       1,813,432    1,662,431

Non-Interest Expense:
   Salaries and employee benefits                     1,739,017    1,425,075
   Net occupancy expense                                224,073      160,060
   Furniture and equipment expense                      132,776      101,977
   (Recapture) impairment of MSR's                      (32,000)      22,000
   Other                                                983,090      762,271
                                                     ----------   ----------
      Total Non-Interest Expense                      3,046,956    2,471,383
                                                     ----------   ----------
      Income Before Income Taxes                      1,422,095    1,175,582
Applicable income taxes                                 421,551      351,817
                                                     ----------   ----------
      Net Income                                     $1,000,544   $  823,765
                                                     ==========   ==========
      Net income available to common shareholders    $1,000,544   $  817,745
                                                     ==========   ==========

Average shares outstanding--year-to-date                461,171      368,656
Average shares outstanding--year-to-date, diluted       466,183      373,732
Actual shares outstanding--end of quarter               456,348      466,241
Net income per share (a)                             $     2.17   $     2.22
Net income per share, diluted (a)                    $     2.15   $     2.19
Dividends per share                                  $     1.36   $     1.33

Taxable equivalent net interest income               $2,906,071   $2,182,063

(a) Reflects impact of EITF 03-6 "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," which had no impact on earnings per share for the three months and year ended December 31, 2005, and reduced earnings per share $.01 for the year ended December 31, 2004. EITF 03-6 had no impact on the three months ended December 31, 2004.

(b) Regions and Union Planters merged effective July 1, 2004. Therefore, year ended December 31, 2004 data only include financial results of Union Planters for the last six months of the year.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2005 EARNINGS RELEASE
PAGE 6

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

                                                                   Quarter Ended
                                        ------------------------------------------------------------------
                                              12/31/05                9/30/05                6/30/05
                                        --------------------   --------------------   --------------------
($ amounts in thousands; yields on        Average     Yield/     Average     Yield/     Average     Yield/
taxable equivalent basis)                 Balance      Rate      Balance      Rate      Balance      Rate
----------------------------------      -----------   ------   -----------   ------   -----------   ------
Assets
Earning assets:
   Taxable securities                   $11,377,852    4.41%   $11,594,884    4.29%   $11,660,144    4.32%
   Non-taxable securities                   464,238   10.06%       486,420    9.22%       508,349    8.01%
   Federal funds sold                       687,208    3.84%       726,717    3.31%       495,752    2.86%
   Margin receivables                       546,389    6.01%       528,461    5.69%       554,494    5.18%
   Loans, net of unearned
      income                             58,047,052    6.64%    58,223,018    6.38%    58,218,298    6.06%
   Interest-bearing deposits
      in other banks                         58,311    2.61%        89,443    2.16%        97,180    2.47%
   Loans held for sale                    2,082,891    7.20%     2,276,817    7.11%     2,362,598    6.69%
   Trading account assets                   849,974    4.08%       809,683    4.44%       831,576    4.41%
                                        -----------            -----------            -----------
      Total earning assets               74,113,915    6.27%    74,735,443    6.03%    74,728,391    5.77%
Allowance for loan losses                  (779,144)              (760,447)              (765,818)
Cash and due from banks                   2,083,756              2,048,188              1,873,651
Other non-earning assets                  9,725,428              9,641,715              9,408,136
                                        -----------            -----------            -----------
                                        $85,143,955            $85,664,899            $85,244,360
                                        ===========            ===========            ===========

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
   Savings accounts                     $ 2,976,913    0.36%   $ 2,885,383    0.26%   $ 2,941,016    0.24%
   Interest-bearing transaction
      accounts                            2,530,011    1.97%     2,796,439    2.03%     3,043,512    1.77%
   Money market accounts                 19,522,227    1.76%    18,631,989    1.37%    18,749,556    1.13%
   Certificates of deposit of
      $100,000 or more                    7,873,050    3.65%     8,427,191    3.31%     8,394,155    3.09%
   Other interest-bearing
      deposit accounts                   14,081,524    3.34%    15,233,717    3.11%    15,209,303    2.87%
                                        -----------            -----------            -----------
      Total interest-bearing deposits    46,983,725    2.47%    47,974,719    2.23%    48,337,542    2.01%

   Federal funds purchased                4,202,647    3.58%     4,520,978    3.19%     4,217,075    2.72%
   Other short-term borrowings              886,991    3.13%       920,142    2.86%     1,127,613    3.31%
   Long-term borrowings                   7,124,742    4.76%     7,186,493    4.60%     7,162,105    4.42%
                                        -----------            -----------            -----------
      Total interest-bearing
         liabilities                     59,198,105    2.84%    60,602,332    2.60%    60,844,335    2.36%
Non-interest bearing deposits            12,871,222             12,409,465             11,863,276
Other liabilities                         2,518,080              1,965,246              1,784,187
Stockholders' equity                     10,556,548             10,687,856             10,752,562
                                        -----------            -----------            -----------
                                        $85,143,955            $85,664,899            $85,244,360
                                        ===========            ===========            ===========
Net yield on interest earning assets                   4.01%                  3.93%                  3.85%

                                                       Quarter Ended
                                        -------------------------------------------
                                               3/31/05               12/31/04
                                        --------------------   --------------------
($ amounts in thousands; yields on        Average     Yield/     Average     Yield/
taxable equivalent basis)                 Balance      Rate      Balance      Rate
----------------------------------      -----------   ------   -----------   ------
Assets
Earning assets:
   Taxable securities                   $12,016,895    4.16%   $11,876,840    4.15%
   Non-taxable securities                   540,641    7.98%       581,273    7.62%
   Federal funds sold                       548,461    2.26%       622,933    1.69%
   Margin receivables                       505,230    4.93%       517,938    4.31%
   Loans, net of unearned
      income                             57,511,994    5.83%    56,947,205    5.50%
   Interest-bearing deposits
      in other banks                         81,536    2.16%       108,281    1.62%
   Loans held for sale                    1,925,783    6.57%     2,038,951    6.48%
   Trading account assets                   826,916    5.58%       933,660    4.57%
                                        -----------            -----------
      Total earning assets               73,957,456    5.55%    73,627,081    5.27%
Allowance for loan losses                  (757,828)              (757,444)
Cash and due from banks                   1,838,336              1,750,666
Other non-earning assets                  9,279,360              9,407,608
                                        -----------            -----------
                                        $84,317,324            $84,027,911
                                        ===========            ===========

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
   Savings accounts                     $ 2,902,368    0.23%   $ 2,884,369    0.21%
   Interest-bearing transaction
      accounts                            3,133,340    1.62%     3,156,103    1.32%
   Money market accounts                 19,271,295    0.97%    19,614,293    0.80%
   Certificates of deposit of
      $100,000 or more                    7,494,832    2.61%     6,563,886    2.39%
   Other interest-bearing
      deposit accounts                   14,121,224    2.63%    13,575,061    2.43%
                                        -----------            -----------
      Total interest-bearing deposits    46,923,059    1.73%    45,793,712    1.51%

   Federal funds purchased                4,917,613    2.29%     5,620,983    1.84%
   Other short-term borrowings            1,290,378    3.53%     1,422,514    3.09%
   Long-term borrowings                   7,227,969    4.07%     7,331,189    3.71%
                                        -----------            -----------
      Total interest-bearing
         liabilities                     60,359,019    2.09%    60,168,398    1.85%
Non-interest bearing deposits            11,465,076             11,588,505
Other liabilities                         1,777,229              1,590,382
Stockholders' equity                     10,716,000             10,680,626
                                        -----------            -----------
                                        $84,317,324            $84,027,911
                                        ===========            ===========
Net yield on interest earning assets                   3.84%                  3.76%

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2005 EARNINGS RELEASE
PAGE 7


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

                                                         Year Ended December 31
                                              -------------------------------------------
                                                      2005                 2004 (a)
                                              --------------------   --------------------
($ amounts in thousands; yields on taxable      Average     Yield/     Average     Yield/
equivalent basis)                               Balance      Rate      Balance      Rate
-------------------------------------------   -----------   ------   -----------   ------
Assets
Earning assets:
   Taxable securities                         $11,660,508    4.29%   $10,530,097    4.14%
   Non-taxable securities                         499,666    8.78%       499,669    7.93%
   Federal funds sold                             615,222    3.14%       631,844    1.22%
   Margin receivables                             533,742    5.47%       525,461    3.66%
   Loans, net of unearned income               58,002,167    6.23%    44,667,472    5.31%
   Interest-bearing deposits in other banks        81,575    2.34%        51,700    1.54%
   Loans held for sale                          2,162,767    6.90%     1,851,422    6.38%
   Trading account assets                         829,546    4.62%       845,709    3.94%
                                              -----------            -----------
      Total earning assets                     74,385,193    5.91%    59,603,374    5.07%
Allowance for loan losses                        (765,853)              (608,689)
Cash and due from banks                         1,961,894              1,340,116
Other non-earning assets                        9,515,233              6,503,347
                                              -----------            -----------
                                              $85,096,467            $66,838,148
                                              ===========            ===========

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
   Savings accounts                           $ 2,926,512    0.27%    $2,176,025    0.22%
   Interest bearing transaction accounts        2,873,955    1.84%     2,931,652    1.05%
   Money market accounts                       19,043,326    1.31%    15,105,420    0.70%
   Certificates of deposit of
      $100,000 or more                          8,049,384    3.18%     4,952,292    2.14%
   Other interest-bearing deposit accounts     14,662,901    2.99%    11,193,122    2.23%
                                              -----------            -----------
      Total interest-bearing deposits          47,556,078    2.11%    36,358,511    1.37%
   Federal funds purchased                      4,462,774    2.93%     4,832,194    1.37%
   Commercial paper                                    --                    270    3.70%
   Other short-term borrowings                  1,054,803    3.24%     1,412,870    2.95%
   Long-term borrowings                         7,175,075    4.46%     6,519,193    3.65%
                                              -----------            -----------
      Total interest-bearing liabilities       60,248,730    2.47%    49,123,038    1.72%
Non-interest bearing deposits                  12,156,817              8,656,768
Other liabilities                               2,013,089              1,510,135
Stockholders' equity                           10,677,831              7,548,207
                                              -----------            -----------
                                              $85,096,467            $66,838,148
                                              ===========            ===========
Net yield on interest-earning assets                         3.91%                  3.66%

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                            ALLOWANCE FOR LOAN LOSSES

                               Year Ended December 31
                               ----------------------
($ amounts in thousands)           2005     2004 (a)
------------------------         --------   --------
Balance at beginning of year     $754,721   $454,057

Net loans charged off:
   Commercial                      77,223     77,767
   Real estate                     34,699     24,780
   Installment                     24,263     28,433
                                 --------   --------
      Total                       136,185    130,980
Allowance of acquired banks            --    303,144
Provision charged to expense      165,000    128,500
                                 --------   --------
Balance at end of period         $783,536   $754,721
                                 ========   ========

(a) Regions and Union Planters merged effective July 1, 2004. Therefore, year ended December 31, 2004 data only include financial results of Union Planters for the last six months of the year.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2005 EARNINGS RELEASE
PAGE 8


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                                 SELECTED RATIOS

                                                                 Quarter Ended
                                               -------------------------------------------------
                                               12/31/05   9/30/05   6/30/05   3/31/05   12/31/04
                                               --------   -------   -------   -------   --------
Return on average assets*                         1.18%     1.19%     1.17%     1.16%      1.12%
Return on average tangible equity*               19.34%    19.22%    18.46%    18.00%     17.61%
Return on average equity*                         9.55%     9.52%     9.26%     9.15%      8.81%
Stockholders' equity per share                  $23.26    $23.23    $23.28    $22.98     $23.06
Stockholders' equity to total assets             12.52%    12.58%    12.60%    12.63%     12.78%
Tangible stockholders' equity
   to tangible assets                             6.64%     6.68%     6.68%     6.72%      6.86%
Allowance for loan losses as a percentage
   of loans, net of unearned income               1.34%     1.34%     1.30%     1.31%      1.31%
Loans, net of unearned income,
   to total deposits                             96.73%    98.13%    95.84%    97.28%     98.06%
Net charge-offs as a percentage of
   average loans*                                 0.28%     0.25%     0.23%     0.17%      0.33%
Total non-performing assets (excluding loans
   90 days past due) as a percentage of
   loans and other real estate                    0.70%     0.75%     0.78%     0.84%      0.79%
Total non-performing assets (including loans
   90 days past due) as a percentage of
   loans and other real estate                    0.85%     0.88%     0.91%     0.95%      0.92%

*    Annualized

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2005 EARNINGS RELEASE
PAGE 9


LOANS

                        LOAN PORTFOLIO - PERIOD END DATA

($ amounts in                                                                              12/31/2005         12/31/2005
thousands)               12/31/05     9/30/05      6/30/05      3/31/05      12/31/04     vs. 9/30/05*      vs.12/31/2004*
-------------          -----------  -----------  -----------  -----------  -----------  ----------------  -----------------
Commercial             $14,979,811  $15,032,868  $15,391,714  $15,580,577  $15,592,887  $ (53,057)  -1.4% $ (613,076)  -3.9%
Residential Mortgages   12,585,344   11,871,326   11,770,299   11,478,974   11,518,716    714,018   24.1%  1,066,628    9.3%
Other Real Estate
   Loans                13,838,189   14,401,265   14,438,754   14,555,851   14,385,317   (563,076) -15.6%   (547,128)  -3.8%
Construction             7,363,353    7,306,720    7,134,584    6,895,472    6,529,751     56,633    3.1%    833,602   12.8%
Branch Installment       1,625,929    1,679,996    1,694,967    1,732,933    1,781,368    (54,067) -12.9%   (155,439)  -8.7%
Indirect Installment     1,353,929    1,415,764    1,456,836    1,507,689    1,597,641    (61,835) -17.5%   (243,712) -15.3%
Consumer Lines of
   Credit                5,786,770    5,764,722    5,619,645    5,370,837    5,229,256     22,048    1.5%    557,514   10.7%
Student Loans              871,588      883,225      832,145      842,170      892,018    (11,637)  -5.3%    (20,430)  -2.3%
                       -----------  -----------  -----------  -----------  -----------  ---------  -----  ----------  -----
                       $58,404,913  $58,355,886  $58,338,944  $57,964,503  $57,526,954  $  49,027    0.3% $  877,959    1.5%
                       ===========  ===========  ===========  ===========  ===========  =========  =====  ==========  =====

                        LOAN PORTFOLIO - AVERAGE BALANCES

($ amounts in                                                                                 4Q05               4Q05
thousands)                 4Q05         3Q05         2Q05         1Q05         4Q04         vs. 3Q05*          vs. 4Q04
-------------          -----------  -----------  -----------  -----------  -----------  ----------------  -----------------
Commercial             $14,793,576  $15,142,708  $15,481,531  $15,384,652  $15,562,577  $(349,132)  -9.2% $ (769,001)  -4.9%
Residential Mortgages   12,047,967   11,781,735   11,571,952   11,497,606   11,375,564    266,232    9.0%    672,403    5.9%
Other Real Estate
   Loans                14,094,136   14,467,231   14,495,380   14,472,747   14,141,742   (373,095) -10.3%    (47,606)  -0.3%
Construction             7,383,453    7,169,220    7,060,083    6,685,343    6,466,120    214,233   12.0%    917,333   14.2%
Branch Installment       1,687,189    1,691,721    1,796,044    1,749,354    1,828,148     (4,532)  -1.1%   (140,959)  -7.7%
Indirect Installment     1,380,761    1,431,649    1,476,607    1,543,965    1,616,454    (50,888) -14.2%   (235,693) -14.6%
Consumer Lines of
   Credit                5,783,665    5,690,179    5,505,950    5,293,428    5,076,513     93,486    6.6%    707,152   13.9%
Student Loans              876,305      848,575      830,751      884,899      880,087     27,730   13.1%     (3,782)  -0.4%
                       -----------  -----------  -----------  -----------  -----------  ---------  -----  ----------  -----
                       $58,047,052  $58,223,018  $58,218,298  $57,511,994  $56,947,205  $(175,966)  -1.2% $1,099,847    1.9%
                       ===========  ===========  ===========  ===========  ===========  =========  =====  ==========  =====

                  AVERAGE COMMUNITY BANKING AND WHOLESALE LOANS

($ amounts in                                                                                 4Q05               4Q05
thousands)                 4Q05         3Q05         2Q05         1Q05         4Q04         vs. 3Q05*          vs. 4Q04
-------------          -----------  -----------  -----------  -----------  -----------  ----------------  -----------------
Community Bank Loans   $48,967,242  $48,985,227  $48,832,584  $48,322,127  $47,721,703  $ (17,985) -0.1%  $1,245,539   2.6%
Wholesale Loans          9,079,810    9,237,791    9,385,714    9,189,867    9,225,502   (157,981) -6.8%    (145,692) -1.6%
                       -----------  -----------  -----------  -----------  -----------  ---------  ----   ----------  ----
                       $58,047,052  $58,223,018  $58,218,298  $57,511,994  $56,947,205  $(175,966) -1.2%  $1,099,847   1.9%
                       ===========  ===========  ===========  ===========  ===========  =========  ====   ==========  ====

*    Linked quarter percentage changes are presented on an annualized basis.

- Period end loans were steady and average loans declined 1%, annualized, linked quarter.

- Some fluctuations, particularly in the residential mortgage and other real estate categories, are affected by the mapping of legacy Union Planters loans into legacy Regions' systems in conjunction with conversions.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2005 EARNINGS RELEASE
PAGE 10


DEPOSITS

                       DEPOSIT PORTFOLIO - PERIOD END DATA

($ amounts in                                                                                12/31/2005         12/31/2005
thousands)                12/31/05     9/30/05      6/30/05      3/31/05      12/31/04      vs. 9/30/05*      vs.12/31/2004*
-------------           -----------  -----------  -----------  -----------  -----------  -----------------  ------------------
Interest-Free Deposits  $13,699,038  $12,606,368  $12,200,095  $11,655,721  $11,424,137  $1,092,670   34.7% $ 2,274,901   19.9%
Interest-Bearing
   Checking               2,756,556    2,924,131    3,033,095    3,180,102    3,234,985    (167,575) -22.9%    (478,429) -14.8%
Savings                   3,037,687    2,884,471    2,912,335    2,954,362    2,867,669     153,216   21.2%     170,018    5.9%
Money Market             19,856,890   18,789,340   18,463,023   19,062,821   19,537,942   1,067,550   22.7%     318,948    1.6%
   Total Low-Cost
      Deposits           39,350,171   37,204,310   36,608,548   36,853,006   37,064,733   2,145,861   23.1%   2,285,438    6.2%
CD's < $100K             10,201,745   10,293,091   10,187,180    9,861,939    9,444,820     (91,346)  -3.5%     756,925    8.0%
CD's > $100K              7,412,359    8,169,760    8,296,374    7,807,505    7,128,790    (757,401) -37.1%     283,569    4.0%
Other Time Deposits       3,414,092    3,798,014    5,778,748    5,065,221    5,028,680    (383,922) -40.4%  (1,614,588) -32.1%
                        -----------  -----------  -----------  -----------  -----------  ----------  -----  -----------  -----
                        $60,378,367  $59,465,175  $60,870,850  $59,587,671  $58,667,023  $  913,192    6.1% $ 1,711,344    2.9%
                        ===========  ===========  ===========  ===========  ===========  ==========  =====  ===========  =====

                AVERAGE COMMUNITY BANKING AND WHOLESALE DEPOSITS

($ amounts in                                                                                    4Q05               4Q05
thousands)                   4Q05         3Q05         2Q05         1Q05         4Q04          vs. 3Q05*          vs. 4Q04
-------------            -----------  -----------  -----------  -----------  -----------  ------------------  ----------------
Community Bank Deposits  $51,940,107  $50,430,723  $50,248,895  $49,683,350  $48,977,996  $ 1,509,384   12.0% $2,962,111   6.0%
Wholesale Deposits         7,914,840    9,953,461    9,951,923    8,704,785    8,404,221   (2,038,621) -81.9%   (489,381) -5.8%
                         -----------  -----------  -----------  -----------  -----------  -----------  -----  ----------  ----
                         $59,854,947  $60,384,184  $60,200,818  $58,388,135  $57,382,217  $  (529,237)  -3.5% $2,472,730   4.3%
                         ===========  ===========  ===========  ===========  ===========  ===========  =====  ==========  ====

*    Linked quarter percentage changes are presented on an annualized basis.

- Drivers of deposit growth were interest-free deposits and commercial money market sweep accounts.

- Interest-free deposits increased 34.7%, linked-quarter, annualized, due primarily to a free checking marketing campaign and new deposits in Hurricane Katrina-affected areas.

- Money market deposits increased 22.7% linked-quarter, annualized, due primarily to an increase in the number of commercial money market sweep accounts.

- CD's greater than $100K declined due to a reduction in wholesale CD's offset by a moderate increase in retail CD's greater than $100K.

- The increase in average community bank deposits is attributable to marketing campaigns in the quarter along with an $830 million increase in average new deposits in Katrina-affected areas.

- The decline in average wholesale deposits is primarily attributable to wholesale CD's and short term Euro dollar deposits.

- The demand deposit account open/close ratio was 1.29 for the year ended December 31, 2005.

- Approximately 27% more demand deposit accounts were opened in 2005 than in 2004 (adjusting 2004 to include both Regions and Union Planters for the entire year).

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2005 EARNINGS RELEASE
PAGE 11


OPERATING PERFORMANCE

                                                                              REVENUE
                                    -------------------------------------------------------------------------------------------
($ amounts in thousands)               4Q05        3Q05        2Q05        1Q05        4Q04      4Q05 vs. 3Q05*   4Q05 vs. 4Q04
------------------------            ----------  ----------  ----------  ----------  ----------  ---------------  --------------
Net Interest Income (TE basis)      $  748,642  $  739,816  $  716,507  $  701,106  $  695,345  $  8,826    4.8% $ 53,297   7.7%
Non-Interest Income (excl.
   sec. gains/losses)                  440,394     471,029     456,025     464,876     466,346   (30,635) -26.0%  (25,952) -5.6%
                                    ----------  ----------  ----------  ----------  ----------  --------  -----  --------  ----
   Total Revenue (TE basis)         $1,189,036  $1,210,845  $1,172,532  $1,165,982  $1,161,691  $(21,809)  -7.2% $ 27,345   2.4%
                                    ==========  ==========  ==========  ==========  ==========  ========  =====  ========  ====
Fee Income as a % of Total Revenue        37.0%       38.9%       38.9%       39.9%       40.1%
                                    ==========  ==========  ==========  ==========  ==========

*    Linked quarter percentage changes are presented on an annualized basis.

- The net interest margin increased from 3.93% in 3Q05 to 4.01% in 4Q05 primarily as a result of a favorable deposit mix change toward low-cost deposits.

- Regions is positioned slightly asset-sensitive at December 31, 2005, and expects to remain slightly asset-sensitive for the near term.

- However, when short-term rate increases begin to slow, Regions anticipates moderate compression of the net interest margin as the benefit from the lag currently experienced in deposit re-pricing diminishes.

- Linked-quarter drop in non-interest income is primarily due to EquiFirst's reduction in mortgage sales gains from third quarter's record level.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2005 EARNINGS RELEASE
PAGE 12


NON-INTEREST INCOME AND EXPENSE

                         NON-INTEREST INCOME AND EXPENSE

NON-INTEREST INCOME

($ amounts in thousands)                 4Q05      3Q05      2Q05      1Q05      4Q04     4Q05 vs. 3Q05*     4Q05 vs. 4Q04
------------------------               --------  --------  --------  --------  --------  ----------------  ----------------
Brokerage and investment banking       $140,255  $131,738  $132,179  $144,490  $145,926  $  8,517    25.9% $ (5,671)   -3.9%
Trust department income                  30,847    33,673    31,256    31,990    29,824    (2,826)  -33.6%    1,023     3.4%
Service charges on deposit accounts     129,992   132,924   131,654   123,818   133,381    (2,932)   -8.8%   (3,389)   -2.5%
Mortgage servicing & origination fees    33,651    35,284    37,057    39,312    41,227    (1,633)  -18.5%   (7,576)  -18.4%
Securities gains (losses), net          (17,609)  (20,717)   53,400   (33,966)      197     3,108   -60.0%  (17,806)     NM
Insurance premiums & commissions         18,616    19,827    19,281    22,006    19,807    (1,211)  -24.4%   (1,191)   -6.0%
Gain on sale of mortgage loans           21,623    60,620    40,913    33,909    32,209   (38,997) -257.3%  (10,586)  -32.9%
Derivative income                         6,434     7,388     9,921     3,983     2,585      (954)  -51.7%    3,849   148.9%
SOI and Capital Factors                      --     4,002    10,104    13,371    22,683    (4,002) -400.0%  (22,683) -100.0%
Other                                    58,976    45,573    43,660    51,997    38,704    13,403   117.6%   20,272    52.4%
                                       --------  --------  --------  --------  --------  --------  ------  --------  ------
   Total non-interest income           $422,785  $450,312  $509,425  $430,910  $466,543  $(27,527)  -24.5% $(43,758)   -9.4%
                                       ========  ========  ========  ========  ========  ========  ======  ========  ======

NON-INTEREST EXPENSE

($ amounts in thousands)                   4Q05      3Q05      2Q05      1Q05      4Q04     4Q05 vs. 3Q05*   4Q05 vs. 4Q04
------------------------                 --------  --------  --------  --------  --------  ---------------  ---------------
Salaries and employee benefits**         $408,873  $418,645  $411,953  $425,290  $420,328  $ (9,772)  -9.3% $(11,455)  -2.7%
Net occupancy expense**                    54,133    53,574    54,898    53,918    52,070       559    4.2%    2,063    4.0%
Furniture and equipment expense**          33,872    34,027    32,161    31,890    32,427      (155)  -1.8%    1,445    4.5%
Amortization of core deposit intangible    11,039    11,320    11,693    12,126    12,552      (281)  -9.9%   (1,513) -12.1%
Amortization of MSR's                      17,890    22,544    22,693    21,379    24,657    (4,654) -82.6%   (6,767) -27.4%
(Recapture) impairment of MSR's           (18,000)  (32,000)   53,000   (35,000)       --    14,000     NM   (18,000)    NM
Loss on early extinguishment of debt           --    10,878        --        --        --   (10,878)    NM        --     NM
Merger-related and other charges           53,333    40,875    43,765    38,894    35,005    12,458  121.9%   18,328   52.4%
Other**                                   192,896   181,260   187,688   185,449   178,802    11,636   25.7%   14,094    7.9%
                                         --------  --------  --------  --------  --------  --------  -----  --------  -----
   Total non-interest expense            $754,036  $741,123  $817,851  $733,946  $755,841  $ 12,913    7.0% $ (1,805)  -0.2%
                                         ========  ========  ========  ========  ========  ========  =====  ========  =====

*    Linked quarter percentage changes are presented on an annualized basis.

**   Net of merger and other charges.

- $665 million of securities were sold at a loss of $17.6 million in conjunction with the recognition of $18.0 million of mortgage servicing rights recapture.

- The $2.9 million linked quarter decline in service charges on deposit accounts is largely a result of the migration of legacy Union Planters fee structure onto legacy Regions lower fee structure post-conversion.

-    Capital Factors and SOI were sold in 2Q05 and 3Q05, respectively.

- Higher linked quarter other non-interest income is attributable to several individually smaller increases including approximately $4 million in increased revenues from Albrecht & Associates, the oil and gas divestment advisory firm purchased in 2005 by Morgan Keegan, $4 million in other fees related to the sale of mortgages, a $1.1 million increase in international department income, and a $2 million increase in ATM income.

- Salaries and employee benefits expense declined primarily as a result of a decline in incremental expenses related to EquiFirst revenue production, offset somewhat by an increase in Morgan Keegan's commission expense.

- Amortization of MSR's declined as mortgage rates increased and prepayment speed assumptions declined.

- The change in other non-interest expense was due to several smaller increases including advertising, supplies, and legal and professional fees.

- Total merger cost saves in 4Q05 were $41.5 million, compared to 3Q05's approximate $40 million.

- $6.4 million of expenses related to hurricanes affecting the Regions footprint, net of insurance reimbursements, are included in 4Q05 merger-related and other charges.

- Excluding merger-related and other costs, MSR effects, and debt extinguishment loss, operating non-interest expenses were approximately $719 million in 4Q05 compared to $721 million in 3Q05.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2005 EARNINGS RELEASE
PAGE 13


MORGAN KEEGAN

                                  MORGAN KEEGAN

Summary Income Statement

                                                                                              4Q05              4Q05
($ amounts in thousands)           4Q05       3Q05       2Q05       1Q05       4Q04        vs. 3Q05*          vs. 4Q04
------------------------         --------   --------   --------   --------   --------   ---------------   ---------------
Revenues:
   Commissions                   $ 51,619   $ 50,197   $ 50,263   $ 49,650   $ 49,305   $ 1,422    11.3%  $ 2,314     4.7%
   Principal transactions          34,752     33,696     35,425     38,277     42,524     1,056    12.5%   (7,772)  -18.3%
   Investment banking              25,894     26,919     27,434     36,905     34,877    (1,025)  -15.2%   (8,983)  -25.8%
   Interest                        24,735     22,900     19,766     17,833     17,669     1,835    32.1%    7,066    40.0%
   Trust fees and services         24,680     27,475     25,207     25,856     24,734    (2,795)  -40.7%      (54)   -0.2%
   Investment advisory             37,557     30,006     29,211     26,520     25,992     7,551   100.7%   11,565    44.5%
   Other                           11,790      8,191      8,246      9,249      8,613     3,599   175.8%    3,177    36.9%
                                 --------   --------   --------   --------   --------   -------   -----   -------   -----
      Total revenues              211,027    199,384    195,552    204,290    203,714    11,643    23.4%    7,313     3.6%

Expenses:
   Interest expense                16,855     16,105     13,109      9,168      9,233       750    18.6%    7,622    82.6%
   Non-interest expense           152,280    145,276    143,531    153,218    156,029     7,004    19.3%   (3,749)   -2.4%
                                 --------   --------   --------   --------   --------   -------   -----   -------   -----
      Total expenses              169,135    161,381    156,640    162,386    165,262     7,754    19.2%    3,873     2.3%
                                 --------   --------   --------   --------   --------   -------   -----   -------   -----
Income before income taxes         41,892     38,003     38,912     41,904     38,452     3,889    40.9%    3,440     8.9%
Income taxes                       14,942     13,945     14,459     15,672     14,637       997    28.6%      305     2.1%
                                 --------   --------   --------   --------   --------   -------   -----   -------   -----
Net income                       $ 26,950   $ 24,058   $ 24,453   $ 26,232   $ 23,815   $ 2,892    48.1%  $ 3,135    13.2%
                                 ========   ========   ========   ========   ========   =======   =====   =======   =====

Breakout of Revenue by Division

                                  Fixed-
                                  income     Equity    Regions
($ amounts in          Private    Capital   Capital      MK         Asset     Interest
thousands)             Client     Markets   Markets     Trust    Management    & Other
-------------         --------   --------   -------   --------   ----------   --------
THREE MONTHS ENDED
DECEMBER 31, 2005:
$ amount of revenue   $ 63,690   $ 41,851   $20,960   $ 24,687    $ 35,495    $24,344
% of gross revenue        30.2%      19.8%      9.9%      11.7%       16.8%      11.6%

THREE MONTHS ENDED
SEPTEMBER 30, 2005:
$ amount of revenue   $ 61,390   $ 35,810   $21,305   $ 27,475    $ 31,792    $21,612
% of gross revenue        30.8%      18.0%     10.7%      13.8%       15.9%      10.8%

YEAR ENDED
DECEMBER 31, 2005
$ amount of revenue   $248,397   $160,062   $86,478   $103,225    $125,410    $86,681
% of gross revenue        30.7%      19.8%     10.7%      12.7%       15.5%      10.6%

YEAR ENDED
DECEMBER 31, 2004:
$ amount of revenue   $228,693   $188,031   $69,971   $ 86,972    $ 92,835    $60,696
% of gross revenue        31.4%      25.9%      9.6%      12.0%       12.8%       8.3%

*    Linked quarter percentage changes are presented on an annualized basis.

- Both equity and fixed income trading volumes were higher overall in 4Q05 leading to increases in commissions and principal transactions revenues.

- Investment banking revenues declined $1 million linked quarter as a result of a reduction in equity banking activity, offset mostly by an increase in fixed income banking deal flow.

- Interest revenues increased linked quarter due to increasing short term interest rates on higher margin account balances and inventories.

- Trust revenues declined compared to particularly strong third quarter results, which included a strong quarter for RMK Timberland and conversion-related fee changes.

- Both investment advisory revenues and asset management division revenues increased linked quarter primarily as a result of a 12% increase in billings on asset management "wrap" accounts due to both a higher number of accounts and higher asset values.

- The increase in other revenues is primarily attributable to approximately $4 million in increased revenues linked quarter from Albrecht & Associates, the oil and gas divestment advisory firm purchased in 2005, and annual IRA billings totalling approximately $3 million.

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PAGE 14


MORGAN KEEGAN (CONT.)

- Private client revenues increased $2.3 million linked-quarter as equity trading activity levels were positively affected by stronger equity markets.

- Fixed income capital markets revenues increased $6.0 million linked-quarter as trading volumes increased and general market outlook improved.

-    19,000 new accounts were opened in 4Q05 compared to 21,300 in 3Q05.

- Total customer assets were $56.3 billion at December 31, 2005, compared to $54.4 billion at September 30, 2005 and $48.5 billion at December 31, 2004.

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PAGE 15


MORTGAGE OPERATIONS

                               MORTGAGE OPERATIONS

                                                                                                        4Q05              4Q05
                                 4Q05          3Q05          2Q05          1Q05         4Q04          vs. 3Q05*         vs. 4Q04
                            ------------- ------------- ------------- ------------- ------------- ----------------  ----------------
Single family mortgage
   production (millions):
   Regions Mortgage               $ 1,459       $ 1,676       $ 1,958       $ 2,086       $ 2,353 $   (217)  -51.8% $   (894) -38.0%
   EquiFirst                        2,203         2,482         2,464         1,692         1,676     (279)  -45.0%      527   31.4%
                                  -------       -------       -------       -------       ------- --------  ------  --------  -----
      Total                       $ 3,662       $ 4,158       $ 4,422       $ 3,778       $ 4,029 $   (496)  -47.7% $   (367)  -9.1%
                                  =======       =======       =======       =======       ======= ========  ======  ========  =====

Gain(loss) on sale of
   mortgage loans (thous.):
   Regions Mortgage               $ 4,653       $ 4,716       $ 6,737       $11,259       $ 7,666 $    (63)   -5.3% $ (3,013) -39.3%
   EquiFirst                       16,970        55,904        34,176        22,650        24,543  (38,934) -278.6%   (7,573) -30.9%
                                  -------       -------       -------       -------       ------- --------  ------  --------  -----
      Total                       $21,623       $60,620       $40,913       $33,909       $32,209 $(38,997) -257.3% $(10,586) -32.9%
                                  =======       =======       =======       =======       ======= ========  ======  ========  =====

Servicing portfolio         $37.2 BILLION $37.8 Billion $39.3 Billion $39.5 Billion $39.4 Billion
Capitalized mortgage
   servicing rights (net)         $412 MM     $397.2 MM     $371.1 MM     $425.2 MM     $396.6 MM
MSR valuation allowance          $29.5 MM      $47.5 MM      $79.5 MM      $26.5 MM      $61.5 MM
MSR capitalization rate -
   total portfolio               111 BPS.      105 bps.       91 bps.      106 bps.      102 bps.
MSR capitalization rate -
   3rd party servicing           142 BPS.      135 bps.      119 bps.      138 bps.      127 bps.
New servicing
   capitalization rate           116 BPS.      126 bps.      134 bps.      115 bps.      117 bps.

- Conforming mortgage production declined slightly to $1.5 billion in 4Q05 from $1.7 billion in 3Q05.

- Regions sold its conforming wholesale production unit in 2Q05. Its production totaled $423 million in 2Q05.

- Regions Mortgage net income, excluding MSR impairment/recapture, was $6.1 million in 4Q05 compared to $3.5 million in 3Q05.

- EquiFirst's net income decreased to $6.1 million in 4Q05 from $17.3 million in 3Q05, as a result of lower gain on sale margins and less production sold in 4Q05

- Regions Mortgage originates conforming mortgage loans and services loans originated in-house and by others.

- EquiFirst originates non-conforming mortgage loans primarily through a broker network and sells them servicing-released, on a whole loan basis, at a premium.

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PAGE 16


CREDIT QUALITY

                                 CREDIT QUALITY

                                                                                           YTD         YTD
($ in thousands)                   4Q05       3Q05       2Q05       1Q05       4Q04     12/31/05   12/31/2004
----------------                 --------   --------   --------   --------   --------   --------   ----------
Allowance for loan losses        $783,536   $783,943   $758,453   $760,032   $754,721
Provision for loan losses        $ 40,000   $ 62,500   $ 32,500   $ 30,000   $ 45,000   $165,000    $128,500

Net loans charged off:
   Commercial                    $ 25,129   $ 21,000   $ 21,869   $  9,225   $ 28,744   $ 77,223    $ 77,767
   Real estate                      7,019     10,053      7,686      9,941      6,560     34,699      24,780
   Installment                      8,259      5,957      4,524      5,523     11,725     24,263      28,433
                                 --------   --------   --------   --------   --------   --------    --------
      Total                      $ 40,407   $ 37,010   $ 34,079   $ 24,689   $ 47,029   $136,185    $130,980
                                 ========   ========   ========   ========   ========   ========    ========

Net loan charge-offs as a % of
   average loans, annualized
   Commercial                        0.68%      0.57%      0.57%      0.24%      0.74%      0.52%       0.61%
   Real estate                       0.08%      0.12%      0.09%      0.12%      0.08%      0.10%       0.10%
   Installment                       0.36%      0.26%      0.20%      0.25%      0.48%      0.27%       0.36%
                                 --------   --------   --------   --------   --------   --------    --------
      Total                          0.28%      0.25%      0.23%      0.17%      0.33%      0.23%       0.29%
                                 ========   ========   ========   ========   ========   ========    ========
Non-performing assets:
Non-accrual loans                $341,177   $382,858   $391,542   $429,171   $388,379
Renegotiated loans                    241        244        247        257        279
Other real estate                  65,459     57,418     64,031     57,624     63,598
                                 --------   --------   --------   --------   --------
   Total                         $406,877   $440,520   $455,820   $487,052   $452,256
                                 ========   ========   ========   ========   ========
Loans past due > 90 days         $ 87,523   $ 74,246   $ 76,417   $ 62,074   $ 74,777

- Annualized charge-offs were 0.28% of average loans in 4Q05 compared to 0.25% of average loans in 3Q05.

- A $50 million commercial non-accrual loan was resolved in 4Q05; $2.7 million of the credit was charged off.

- At December 31, 2005, non-performing assets declined $33.6 million to $406.9 million from $440.5 million at September 30, 2005, primarily as a result of the resolution of the large non-accrual loan mentioned above offset partially by an increase in other real estate.

- At December 31, 2005, non-performing assets totaled 0.70% of loans and other real estate compared to 0.75% at September 30, 2005.

- Regions' December 31, 2005, allowance for loan losses includes $61 million of reserves identified for the Katrina portfolio; less than $1 million in net charge-offs have been recognized through December 31, 2005.

- Loans past due greater than 90 days increased $13 million linked quarter. The largest addition was a $6.5 million commercial real estate loan in Georgia.

- Regions' non-performing loan portfolio is composed primarily of small to medium-sized loans that are diversified geographically throughout its franchise.

- Management considers the current level of the allowance for loan losses adequate to absorb probable losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

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PAGE 17


HURRICANE KATRINA UPDATE

LOANS/CREDIT QUALITY

- Loans in the hardest hit areas have been placed into a separate pool to track them against the $62 million allowance for loan losses that was identified for them in 3Q05.

- For certain consumer and mortgage loans, 90 day payment extensions were granted. These extensions expired on November 30, 2005. Approximately 50% of mortgage customers continued to make payments as originally scheduled. We expect to have much better knowledge of the portfolio quality as we approach the 90 day past due point for these loans, close to the end of 1Q06.

Loan Exposure as of December 31, 2005 (in millions)

Commercial Real Estate    $  473
Commercial & Industrial      299
Consumer/Retail              186
Mortgage                     198
                          ------
TOTAL                     $1,156
                          ======

Commercial Real Estate Summary as of December 31, 2005 (in millions)

1-4 Residential    $ 85
Retail               71
Land/Lots            62
Office Buildings     60
Hotel                49
Warehouses           24
Apartments           21
Mall                 14
Condo                13
Other                74
                   ----
TOTAL              $473
                   ====

Net Loans Charged Off as of December 31, 2005 (in thousands)

Commercial        $641
Retail/Consumer    331
                  ----
TOTAL             $972
                  ====

Retail/Consumer Charge Off Summary as of December 31, 2005 (in thousands)

1st Lien Mortgage   $134
HELOCs               104
Unsecured             43
Home Equity Loans     22
Other                 15
Automobile/RV         13
                    ----
TOTAL               $331
                    ====

- CRE and C&I includes some new loans to customers included in the Katrina portfolio as of September 30, 2005.

-    Home Equity Loans make up 50% of the Consumer/Retail Exposure

DEPOSITS

- Since August 29, 2005, deposits have increased $1.35 billion in the Katrina-impacted areas.

-    Approximately $630 million of this increase is interest-free deposits.

- Approximately $1.1 billion of this increase (including the interest-free deposits) is low cost deposits.

- Average deposits in the Katrina-impacted areas increased $830 million between September 30, 2005 and December 31, 2005.

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PAGE 18


ADDITIONAL FINANCIAL AND OPERATIONAL DATA

                               4Q05     3Q05     2Q05     1Q05     4Q04
                              ------   ------   ------   ------   ------
FTE employees                 25,326   25,463   25,654   25,751   26,117
Authorized shares remaining
   under buyback program      27.6MM    6.4MM   10.7MM   14.7MM   19.2MM
Full service offices           1,311    1,317    1,320    1,336    1,322
ATM's                          1,585    1,594    1,577    1,598    1,619
Morgan Keegan offices            281      282      268      251      244

-    During the fourth quarter, 3.8 million shares were repurchased.

MERGER-RELATED AND OTHER CHARGES
(Pre-tax dollars in millions)

                                                                    REGIONS
                                                -----------------------------------------------
                       TOTAL   UNION PLANTERS   INCOME STATEMENT EFFECT   EXCESS PURCHASE PRICE
                      ------   --------------   -----------------------   ---------------------
First Quarter 2004    $ 12.2       $ 11.9                $  0.3                   $  --
Second Quarter 2004    128.2        114.5                   8.2                     5.5
Third Quarter 2004      92.0          n/a                  12.4                    79.6
Fourth Quarter 2004     35.0          n/a                  35.0                      --
First Quarter 2005      38.9          n/a                  38.9                      --
Second Quarter 2005     55.9          n/a                  43.8                    12.1
Third Quarter 2005      39.2          n/a                  39.2                      --
FOURTH QUARTER 2005     46.9          N/A                  46.9                      --
                      ------       ------                ------                   -----
Cumulative to date    $448.3       $126.4                $224.7                   $97.2
                      ======       ======                ======                   =====

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PAGE 19


FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. The forward-looking statements are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors that may affect the accuracy of our projections apply generally to the financial services industry, including: (1) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (2) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (3) possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (4) the existence or exacerbation of general geopolitical instability and uncertainty, including the threat or occurrence of acts of terror or the occurrence or escalation of hostilities; (5) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (6) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors that may affect the accuracy of our projections are specific to Regions, including: (1) the cost and other effects of material contingencies, including litigation contingencies; (2) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (3) our ability to keep pace with technological changes; (4) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (5) our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; (6) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (7) our ability to achieve the earnings expectations related to the businesses that we have acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

In addition, statements made in this financial supplement and the accompanying press release, other periodic reports filed by Regions with the Securities and Exchange Commission, and other written or oral statements made by or on behalf of Regions may include forward looking statements relating to the benefits of the merger between Regions and Union Planters Corporation, including future financial and operating results, and Regions' plans, objectives, expectations and intentions. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements.

The following factors, among those addressed above and others, could cause actual results to differ materially from those set forth in such forward-looking statements: (1) the level and timeliness of realization, if any, of expected cost savings and revenue synergies from the merger; (2) difficulties related to the operational effects of the merger and the integration of the businesses of Regions and Union Planters, including integration of information systems and retention of key personnel; (3) disruption from the merger may make it more difficult to maintain relationships with clients, employees or suppliers; (4) a materially adverse change in the financial condition of Regions; (5) lower than expected revenues following the merger (6) other difficulties resulting from the merger.

Regions' Investor Relations contact is Jenifer Goforth Kimbrough at (205) 244-2823; Regions' Media contact is Sonya L. Smith at (205) 244-2859.